Exhibit 10.1

$600,000,000

RANGE RESOURCES CORPORATION

8.25% Senior Notes due 2029

Purchase Agreement

January 5, 2021

BofA Securities, Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Range Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $600,000,000 principal amount of its 8.25% Senior Notes due 2029 (the “Securities”). The Securities will be issued pursuant to the Indenture (the “Indenture”) to be dated as of January 8, 2021 among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated January 8, 2021 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Subsidiary Guarantors (as defined below) and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex C hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) (the “Registration Rights Agreement”), pursuant to which the Company and the Subsidiary Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement and the related Guarantees (as defined in the Indenture).

Each of the Company and each of the Subsidiary Guarantors hereby confirms, jointly and severally, its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.    Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the other terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from January 8, 2021 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    Each of the Company and the Subsidiary Guarantors understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except

(A) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex E hereto.

(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex E hereto), and each Initial Purchaser hereby consents to such reliance.

(d)    Each of the Company and the Subsidiary Guarantors acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)    Each of the Company and Subsidiary Guarantors acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Initial

Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers, and shall not be on behalf of the Company.

2.    Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on January 8, 2021 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.

3.    Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)    Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)    Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (including the Guarantees) (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex C hereto, including a term sheet substantially in the form of Annex D hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)    Incorporated Documents. The documents incorporated by reference in the Time of Sale Information or the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Financial Statements. The audited financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, together with the related notes and schedules, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Exchange Act and in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and the supporting schedules included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the information required to be stated therein. The other financial and accounting data, including the unaudited financial statements, included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, have been derived from the accounting records of the Company and its subsidiaries and present fairly the information shown therein, in all material respects. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)    No Material Adverse Change. Subsequent to the respective dates as of which information is given or incorporated by reference in the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto), and except as may be otherwise stated or incorporated by reference in the Time of Sale Information and the Offering Memorandum, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (B) any transaction entered into by the Company or any of its subsidiaries, which is material to the Company and its subsidiaries, taken as a whole, or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole.

(f)    Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Time of Sale Information and the Offering Memorandum. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the operations, business, prospects, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g)    Organization and Good Standing of Subsidiary Guarantors. Range Production Company, LLC; Range Resources - Appalachia, LLC; Range Resources – Louisiana, Inc.; Range Resources - Midcontinent, LLC; and Range Resources - Pine Mountain, Inc. (the “Subsidiary Guarantors”), include each subsidiary of the Company that constitutes a “significant subsidiary” of the Company as defined by Rule 1-02 of Regulation S-X; no other subsidiaries of the Company would, individually or in the aggregate, constitute such a significant subsidiary; each Subsidiary Guarantor has been duly organized and is validly existing as a corporation, limited liability company or limited partnership and (in those jurisdictions in which good standing is a relevant concept for such type of entity) is in good standing under the laws of the jurisdiction of its organization, with full corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Time of Sale Information and the Offering Memorandum; each Subsidiary Guarantor is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and (in those jurisdictions in which good standing is a relevant concept for such type of entity) is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of Range Resources – Louisiana, Inc. and Range Resources – Pine Mountain, Inc. have been duly and validly authorized and issued, are fully paid and non-assessable, the outstanding membership interests of Range Production Company, LLC, has been issued in accordance with the organizational documents of Range Production Company, LLC, the outstanding membership interests of Range Resources - Appalachia, LLC, has been issued in accordance with the organizational documents of Range Resources - Appalachia, LLC, and the outstanding membership interests of Range Resources - Midcontinent, LLC, has been issued in accordance with the organizational documents of Range Resources - Midcontinent, LLC, and, except as described in the Time of Sale Information and the Offering Memorandum, are owned, directly or indirectly, by the Company, subject to no security interest, other encumbrance or adverse claims.

(h)    Capitalization. The Company had the capitalization as set forth under the column heading entitled “Actual” in the section of the Time of Sale Information and the Offering Memorandum entitled “Capitalization,” and, as adjusted to give effect to the offering of the Securities and the application of the net proceeds therefrom as described in the “Use of Proceeds” section of the Time of Sale Information and the Offering Memorandum; assuming the accuracy of the transaction expenses and the pricing terms for the offering of the Securities used in the section of the Time of Sale Information and the Offering Memorandum entitled “Capitalization,” the Company would, as of September 30, 2020, have had the capitalization as set forth under the column heading entitled “As adjusted” in the section of the Time of Sale Information and the Offering Memorandum entitled “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(i)    Due Authorization. The Company and each of the Subsidiary Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee (as defined below) set forth therein), the Exchange Securities (including the related Exchange Guarantees, as defined in the Registration Rights Agreement) and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)    The Indenture. The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(k)    The Guarantees. The Guarantees, as defined in the Indenture, have been duly authorized by each of the Subsidiary Guarantors and, when duly executed and delivered by the Subsidiary Guarantors, and, assuming the due authorization, execution and delivery of the Securities by the Trustee and upon payment for and delivery of the Securities in accordance with the Purchase Agreement, each Guarantee will constitute a legal, valid and binding agreement of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(l)    The Securities. The Securities have been duly authorized by the Company and when duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(m)    The Exchange Guarantees. On the Closing Date, the Exchange Guarantees (as defined in the Registration Rights Agreement), will have been duly authorized by the Subsidiary Guarantors, and when duly executed and delivered as contemplated by the Registration Rights Agreement and assuming the due authorization, execution and delivery of the Exchange Securities by the Trustee, will constitute a legal, valid and binding agreement of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(n)    The Exchange Securities. On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) will have been duly authorized by the Company and, when duly executed and delivered as contemplated by the Registration Rights Agreement and duly authenticated by the Trustee in accordance with the terms of the

Indenture, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(o)    Purchase and Registration Rights Agreements. This Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors, and has been executed and delivered by the Company and by each of the Subsidiary Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (B) the rights to indemnity and contribution may be limited by applicable law, rule, regulation or judicial determination or interpretation of the Commission.

(p)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(q)    No Violation, Default or Conflicts. Neither the Company nor any of its Subsidiary Guarantors is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default), (i) its respective charter or bylaws or similar organizational documents or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, material lease, material contract or other material agreement or material instrument to which the Company or any of its Subsidiary Guarantors is a party or by which any of them or any of their properties may be bound, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiary Guarantors; and the execution, delivery and performance of the Transaction Documents and consummation of the transactions contemplated hereby and thereby, including the issuance of the Securities, the Guarantees, the Exchange Securities and the Exchange Guarantees, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), (x) the charter or bylaws or similar organizational documents of the Company or any of the Subsidiary Guarantors or (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which any of them or any of their properties may be bound, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order of any court or arbitrator or governmental agency having jurisdiction over the Company or any of the Subsidiary Guarantors, which conflicts, breaches, violations or defaults listed in clause (y) and (z) of this subparagraph (q) would, individually or in the aggregate, have a Material Adverse Effect.

(r)    No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of the New York Stock Exchange, or approval of the stockholders or members of the Company or the Subsidiary Guarantors, as applicable, is required in connection with the issuance and sale by the Company of the Securities, the issuance of the Exchange Securities by the Company, the issuance of the Guarantees or the Exchange Guarantees by the Subsidiary Guarantors or the consummation of the transactions as contemplated hereby and by the Transaction Documents other than as may be required under (i) applicable state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchasers and (ii) with respect to the Exchange Securities and Exchange Guarantees, the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws as contemplated by the Registration Rights Agreement.

(s)    Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company and the Subsidiary Guarantors after due inquiry, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which would result in a judgment, decree or order either (A) having a Material Adverse Effect or (B) preventing the consummation of the transactions contemplated hereby and by the Indenture and the Securities and (ii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in an Annual Report on Form 10-K that are not so described in the Time of Sale Information and the Offering Memorandum.

(t)    Independent Accountants. Ernst & Young LLP, whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, was at the time of such report independent public accountants with respect to the Company, as required by the Securities Act and the Exchange Act, and the applicable published rules and regulations thereunder.

(u)    Title to Real and Personal Property. The Company and each of the Subsidiary Guarantors has good and marketable title to all property (real and personal) described or incorporated by reference in the Time of Sale Information and the Offering Memorandum as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as such do not materially interfere with the use of such property taken as a whole as described in the Time of Sale Information and the Offering Memorandum; all the real property described in the Time of Sale Information and the Offering Memorandum as being held under lease by the Company or a Subsidiary Guarantor is held thereby under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such property taken as a whole as described in the Time of Sale Information and the Offering Memorandum.

(v)    Title to Intellectual Property. Each of the Company and its Subsidiary Guarantors own, or have obtained valid and enforceable licenses for, or other adequate rights to use, all material inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information in connection with the businesses now operated by them, which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); and neither the Company nor the Subsidiary Guarantors have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w)    Investment Company Act. Neither the Company nor any of the Subsidiary Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum will any of them be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(x)    Licenses and Permits. Each of the Company and its Subsidiary Guarantors has all permits, licenses, authorizations, consents and approvals (collectively, “Permits”) as are necessary to own their properties and to conduct their business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except for such Permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Subsidiary Guarantors is in violation of, or in default under, any such Permit, except for such impairments, violations, revocations, terminations that would not would not, individually or in the aggregate, have a Material Adverse Effect.

(y)    No Labor Disputes. Neither the Company nor its Subsidiary Guarantors are involved in any labor dispute with their respective employees nor, to the knowledge of the Company and the Subsidiary Guarantors, is any such dispute threatened except, in each case, for disputes which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)    Compliance With Environmental Laws. The Company and its subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or its subsidiaries under Environmental Laws except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or, to the knowledge of the Company or the Subsidiary Guarantors, affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(aa)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud known to the Company, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company’s internal controls over financial reporting that could significantly affect the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb)    Accounting Controls. The Company and each of the Subsidiary Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in

eXtensbile Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)    Insurance. The Company and its Subsidiary Guarantors maintain insurance of the types and in the amounts reasonably believed to be adequate for their business and consistent in all material respects with insurance coverage maintained by similar companies in similar businesses. Neither the Company nor any Subsidiary Guarantor (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(dd)    No Other Initial Purchasers. Except as described in the Time of Sale Information and the Offering Memorandum, no person has the right to act as an initial purchaser or as a financial advisor to the Company in connection with the offer and resale of the Securities, whether as a result of the resale of the Securities as contemplated hereby or otherwise.

(ee)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ff)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(gg)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the

Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(hh)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex E hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(ii)    No Stabilization. Neither the Company nor any affiliate has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

(jj)    Reserves. Other than as disclosed in the Time of Sale Information and the Offering Memorandum, the proved reserves for crude oil and natural gas for each of the periods presented in the Time of Sale Information and the Offering Memorandum were prepared in accordance with the Statement of Financial Accounting Standards No. 69 and Rule 4-10 of Regulation S-X.

(kk)    Independent Petroleum Engineers. Wright & Company, Inc. are independent petroleum engineers with respect to the Company and its subsidiaries.

(ll)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and its Subsidiary Guarantors or any of the officers and directors of the Company or any of its Subsidiary Guarantors, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Subsidiary Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable antibribery and anti-corruption laws.

(nn)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of the Subsidiary Guarantors, threatened.

(oo)    No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company or any of the Subsidiary Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or other relevant sanctions authority (collectively, “Sanctions”) nor is the Company, any of its subsidiaries or any of the Subsidiary Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person (i) that is the subject of any Sanctions or (ii) that is located in any country or territory that is the subject of any Sanctions.

(pp)    Cybersecurity. (A) To the knowledge of the Company and the Subsidiary Guarantors, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access of disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data. To the knowledge of the Company and the Subsidiary Guarantors, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect.

4.    Further Agreements of the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)    Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)    Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)    Additional Written Communications. Before preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Subsidiary Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or, to the knowledge of the Company, the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) of this Section 4 above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)    Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) of this Section 4 above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company will not, without the prior written consent of BofA Securities, Inc., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Subsidiary Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)    No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(l)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

(n)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex C or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)    No Downgrade. Between the time of execution of this Agreement and the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary Guarantor by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

(c)    No Material Adverse Change. Between the time of execution of this Agreement and the Closing Date, (i) no material adverse change or development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company and its subsidiaries (other than as disclosed in the Time of Sale Information and the Offering Memorandum) shall have been entered into by the Company or any of its Subsidiary Guarantors, the effect of which, in any case under this Section 6(c), is so material and adverse as to make it impracticable to proceed with the offering, sale or delivery of the Securities being delivered at the time of purchase on the terms and in the manner contemplated in the Time of Sale Information and the Offering Memorandum.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Annex B hereto.

(e)    Comfort Letters from Ernst & Young LLP. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to the Closing Date.

(f)    Opinion of Counsel for the Company. Vinson & Elkins LLP, counsel for the Company, shall have furnished to the Representative on and as of the Closing Date, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(g)    Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)    Reserve Letters. On the date of this Agreement and on the Closing Date, Wright & Company, Inc. shall have furnished to the Representative, at the request of the Company, a reserve report confirmation letter, dated the respective date of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in such letters to initial purchasers with respect to the reserve and other operational information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum.

(i)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.    Indemnification and Contribution.

(a)    Indemnification of the Initial Purchasers. The Company and each of the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)    Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Subsidiary Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto). The Company and each of the Subsidiary Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished to the Company through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fifth paragraph, the third and fourth sentences in the seventh paragraph, and the statements pertaining to the Initial Purchasers in the tenth, eleventh and twelfth paragraphs under the caption “Plan of Distribution” in the Offering Memorandum.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by BofA Securities, Inc. and any such separate firm for the Company and the Subsidiary Guarantors, their respective directors and officers and any control persons of the Company and the Subsidiary Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date there shall have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.    Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the

Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company and each of the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Subsidiary Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering

Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Subsidiary Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)    If (i) this Agreement is terminated pursuant to Section 9 (other than pursuant to clause (v) of Section 9 if the Company and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Subsidiary Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchasers.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Miscellaneous. (a) Authority of BofA Securities, Inc. Any action by the Initial Purchasers hereunder may be taken by BofA Securities, Inc. on behalf of the Initial Purchasers, and any such action taken by BofA Securities, Inc. shall be binding upon the Initial Purchasers.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o BofA Securities, Inc., 1540 Broadway, 26th Floor, New York, New York 10036, Attention: High Yield Legal Department, Facsimile: 212-901-7897. Notices to the Company and the Subsidiary Guarantors shall be given to it at the offices of the Company at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 (fax: 817-869-9154); Attention: David P. Poole.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.    Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Subsidiary Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

18.    Electronic Signatures and Execution. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature pages follow.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, RANGE RESOURCES CORPORATION

By:	/s/ Mark S. Scucchi
Name:	Mark S. Scucchi
Title:	Senior Vice President and Chief Financial Officer

RANGE RESOURCES-PINE MOUNTAIN, INC. RANGE RESOURCES-MIDCONTINENT, LLC RANGE PRODUCTION COMPANY, LLC RANGE RESOURCES-APPALACHIA, LLC RANGE RESOURCES – LOUISIANA, INC.

By:	/s/ Mark S. Scucchi
Name:	Mark S. Scucchi
Title:	Senior Vice President – Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

BofA Securities, Inc.

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

BOFA SECURITIES, INC.

By:	/s/ Lex Maultsby
Name:	Lex Maultsby
Title:	Managing Director

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
BofA Securities, Inc.	$156,000,000
J.P. Morgan Securities LLC	$72,000,000
Citigroup Global Markets Inc.	$48,000,000
Mizuho Securities USA LLC	$48,000,000
Wells Fargo Securities, LLC	$48,000,000
Barclays Capital Inc.	$45,000,000
Credit Suisse Securities (USA) LLC	$45,000,000
RBC Capital Markets, LLC	$45,000,000
PNC Capital Markets LLC	$36,000,000
Credit Agricole Securities (USA) Inc.	$9,000,000
MUFG Securities Americas Inc.	$9,000,000
Capital One Securities, Inc.	$9,000,000
BOK Financial Securities, Inc.	$6,000,000
Comerica Securities, Inc.	$6,000,000
KeyBanc Capital Markets Inc.	$6,000,000
Truist Securities, Inc.	$6,000,000
U.S. Bancorp Investment, Inc.	$6,000,000
Total	$600,000,000

Annex A

[Form of Opinion of Counsel for the Company]

(a)    The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and conduct its business in all material respects as described in the Time of Sale Information and the Offering Memorandum.

(b)    Each of the Subsidiary Guarantors is validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of Delaware; each of the Subsidiary Guarantors has all requisite corporate or limited liability company power and authority to own its respective properties and to conduct its respective business, in all material respects as described in the Time of Sale Information and the Offering Memorandum.

(c)    The Company and each of the Subsidiary Guarantors listed on Schedule 1 of such opinion are (i) duly qualified or licensed to do business as a foreign corporation or limited liability company, as applicable, in each jurisdiction listed across from each such entity’s name in column A of Schedule 1 of such opinion and (ii) in good standing in each jurisdiction listed across from each such entity’s name in column B of Schedule 1 of such opinion.

(d)    The documents incorporated by reference in the Time of Sale Information and the Offering Memorandum or any further amendment or supplement thereto made by the Company prior to the Closing Date (except for (a) the financial statements and related schedules thereto, including the notes thereto and the independent registered public accounting firm’s report thereon, (b) the other financial data that is included or incorporated by reference therein or omitted therefrom and (c) the oil and gas reserve reports and related reserve information contained or incorporated by reference therein or omitted therefrom, in each case as to which we express no opinion), when they were filed with the Commission, appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

(e)    The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture (including the Guarantee set forth therein), the Securities, and the Exchange Securities by the Company and the Subsidiary Guarantors, as applicable, and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated thereby and the issuance of the Securities by the Company will not (A) result in a violation of any provisions of the Charter or Bylaws or similar organizational documents of the Company or any Subsidiary Guarantor, (B) breach or result in a default under any Applicable Contract, or (C) assuming compliance with all applicable state securities laws and assuming the accuracy of the representations and warranties of the Initial Purchasers contained in the Purchase Agreement, result in a violation of any federal or Texas or Delaware state law, regulation or rule or, to our knowledge and without having investigated governmental records or court dockets, any decree, judgment or order applicable to the Company or any of the Subsidiary Guarantors, except, in the case of clause (B) and (C), for such breaches, defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect and, in the case of clause (C), such counsel need express no opinion with respect to the anti-fraud provisions of federal securities laws or with respect to state securities laws or Blue Sky laws.

(f)    The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (B) the rights to indemnity and contribution may be limited by applicable law, rule, regulation or judicial determination or interpretation of the Commission.

(g)    The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder except that the Indenture has not been so qualified.

(h)    The Guarantees, as defined in the Indenture, have been duly authorized, executed and delivered by the Subsidiary Guarantors, and, assuming the due authorization, execution and delivery of the Securities by the Trustee and upon payment for and delivery of the Securities in accordance with the Purchase Agreement, each Guarantee will constitute a legal, valid and binding agreement of each Subsidiary Guarantor, enforceable against each such Subsidiary

Guarantor in accordance with its terms except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(i)    The Securities have been duly authorized by the Company, and when executed and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, (A) will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (B) will be entitled to the benefits of the Indenture.

(j)    The Exchange Guarantees, as defined in the Registration Rights Agreement, have been duly authorized by the Subsidiary Guarantors, and, when duly executed and delivered as contemplated by the Registration Rights Agreement and assuming the due execution and delivery of the Indenture by the Trustee and the authentication and delivery of the Exchange Securities by the Trustee, will constitute a legal, valid and binding agreement of each Subsidiary Guarantor, enforceable against each such Subsidiary Guarantor in accordance with its terms except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(k)    The Exchange Securities, as defined in the Registration Rights Agreement, have been duly authorized by the Company, and when duly executed and delivered as contemplated by the Registration Rights Agreement and assuming the due execution and delivery of the Indenture by the Trustee and the authentication and delivery of the Exchange Securities by the Trustee, (A) will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (B) will be entitled to the benefits of the Indenture.

(l) No approval, authorization, consent or order of or filing with any federal, Texas or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale by the

Company of the Securities or the issuance of the Guarantees by the Subsidiary Guarantors as contemplated in the Purchase Agreement, other than as may be required under the securities or Blue Sky laws of the various jurisdictions in which the Securities are being resold by the Initial Purchasers and such as may be required under federal securities law, as to which we express no opinion other than the opinion provided in paragraph (o) below.

(m)    The statements set forth in the Time of Sale Information and the Offering Memorandum under the caption “Description of Notes” (when taken together with the terms of the Securities set forth in the Time of Sale Information), insofar as they purport to constitute a summary of the terms of the Securities, are accurate summaries in all material respects; and the statements set forth in the Time of Sale Information and the Offering Memorandum under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of law or regulation or legal conclusions, are accurate summaries in all material respects.

(n)    Neither the Company nor any of the Subsidiary Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)    Assuming (i) the accuracy of the representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchasers contained in the Purchase Agreement; (ii) the compliance of the Initial Purchasers with the covenants and agreements set forth in the Purchase Agreement; and (iii) the compliance by the Initial Purchasers with the offer and transfer restrictions described in the Offering Memorandum under the caption “Transfer Restrictions,” it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities or the Guarantees under the Securities Act (other than any obligation of the Company to comply with the registration obligations contained in the Registration Rights Agreement) or to qualify the Indenture under the Trust Indenture Act; provided, however, we express no opinion as to any subsequent resale of the Securities.

(p)     Based upon our participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers and their counsel at which the contents of the Time of Sale Information and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and without any additional inquiry or due diligence (except as necessary to express the opinions set forth above), although we have not conducted any independent investigations with regard to the information in the Time of Sale Information and the Offering Memorandum and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Information and the Offering Memorandum (except to the extent stated in paragraph (m) above), no facts have come to our attention which lead us to believe that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be 4:00 p.m. Eastern time on the date of the Purchase Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Offering Memorandum or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for (a) the financial statements and related schedules thereto, including the notes thereto, and the independent registered public accounting firm’s report thereon, (b) the other financial data that is included or incorporated by reference therein or omitted therefrom and (c) the oil and gas reserve reports and related reserve information contained or incorporated by reference therein).

SCHEDULE 1

	A	B
	Duly Qualified or Licensed	Good Standing
Range Resources Corporation	Delaware Texas Oklahoma	Delaware Texas Oklahoma

Range Production Company, LLC	Delaware Pennsylvania Mississippi Oklahoma	Delaware Pennsylvania Mississippi Oklahoma

Range Resources-Appalachia, LLC	Delaware Ohio Pennsylvania West Virginia Virginia Illinois	Delaware Ohio Pennsylvania West Virginia Virginia Illinois

Range Resources-Louisiana, Inc.	Delaware Louisiana Texas	Delaware Louisiana Texas

Range Resources-Midcontinent, LLC	Delaware Colorado Oklahoma Kansas	Delaware Colorado Oklahoma Kansas

Range Resources-Pine Mountain, Inc.	Delaware Louisiana Mississippi Pennsylvania Virginia West Virginia	Delaware Louisiana Mississippi Pennsylvania Virginia West Virginia

Annex B

OFFICERS’ CERTIFICATE

1.	I have reviewed the Time of Sale Information and the Offering Memorandum.

2.	The representations and warranties of the Company as set forth in the Purchase Agreement are true and correct as of the time of purchase.

3.	The Company has performed all of its obligations under the Purchase Agreement as are to be performed at or before the time of purchase.

4.	The condition set forth in Section 6(c) (No Material Adverse Change) of the Purchase Agreement has been met.

A-1

Annex C

a.	Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex D.

A-1

Annex D

Pricing term sheet, dated January 5, 2021

to Preliminary Offering Memorandum dated January 5, 2021

Strictly confidential

Range Resources Corporation

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Issuer:	Range Resources Corporation

Guarantors:	All current subsidiaries

Security description:	8.25% Senior Notes due 2029

Distribution:	144A/Regulation S with registration rights

Face:	$600,000,000. The size of the offering has been increased from the $500,000,000 aggregate principal amount reflected in the Preliminary Offering Memorandum.

Gross proceeds:	$600,000,000

Coupon:	8.25%

Maturity:	January 15, 2029

Offering price:	100.0%, plus accrued interest, if any, from January 8, 2021

Yield to maturity:	8.25%

Interest payment dates:	January 15 and July 15, beginning July 15, 2021

Optional Redemption:

Before January 15, 2024 we may redeem the notes at a “make-whole” premium calculated using a discount rate of Treasury plus 50 basis points.

On and after January 15, 2024 in whole or in part, at any time or from time to time, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on January 15 of the years set forth below:

	Date	Price
	2024	104.125%
	2025	102.750%
	2026	101.375%
	2027 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	In addition, prior to January 15, 2024 up to 35% with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 108.250% of the aggregate principal amount of notes redeemed, plus accrued and unpaid interest to the redemption date.

Change of control triggering event:	Put at 101% of principal plus accrued and unpaid interest

Trade date:	January 5, 2021

Settlement date:	January 8, 2021 (T+3)

CUSIP:	75281A BH1 (144A) / U75295 AM4 (Regulation S)

ISIN:	US75281ABH14 (144A) / USU75295AM45 (Regulation S)

Denominations:	$2,000 and integral multiples of $1,000 in excess of $2,000

Joint Book-runners:

BofA Securities, Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

Wells Fargo Securities, LLC
Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

RBC Capital Markets, LLC

Senior Co-managers:	PNC Capital Markets LLC Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc.

Co-managers:	Capital One Securities, Inc. BOK Financial Securities, Inc. Comerica Securities, Inc. KeyBanc Capital Markets Inc. Truist Securities, Inc. U.S. Bancorp Investment, Inc.

We expect delivery of the notes will be made against payment therefor on or about January 8, 2021, which is the third business day following the date of pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed solely to persons reasonably believed to be Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and to Non-U.S. persons outside the United States as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex E

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)    None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

E-1

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)    Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

E-2